EXHIBIT 32.1
APACHE CORPORATION
Certification of Principal Executive Officer
and Principal Financial Officer
     I, G. Steven Farris, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the quarterly report on Form 10-Q of Apache Corporation for the quarterly period ending March 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Corporation.

/s/ G. Steven Farris

By:	G. Steven Farris
Title:	Chairman and Chief Executive Officer (principal executive officer)
Date:	May 8, 2009
     I, Roger B. Plank, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the quarterly report on Form 10-Q of Apache Corporation for the quarterly period ending March 31, 2009, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Corporation.

/s/ Roger B. Plank

By:	Roger B. Plank
Title:	President (principal financial officer)
Date:	May 8, 2009